EXHIBIT 23.2

                                     CONSENT


We hereby consent to the inclusion of our reports dated June 30, 1997 with respect to the financial statements of Alliance Health Enterprises Inc for the year ended December 31, 1996 which are included in the Form 10-SB of Alliance Technologies, Inc., in Form S-8 to which this is an exhibit.





Hoffski & Pisano
Certified Public Accountants and Consultants
Irvine, California
February 18, 1999

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